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                                                                 EXHIBIT 10.91


                             RIGHT OF FIRST REFUSAL

         This RIGHT OF FIRST REFUSAL (this "AGREEMENT") is made and entered into as of the 15 day of November, 1999 by and among Station Casinos, Inc., a Nevada corporation ("STATION"), Santa Fe Gaming Corporation, a Nevada corporation ("SANTA FE") and Santa Fe Hotel, Inc., a Nevada corporation ("SFHI," together Santa Fe with Station, the "PARTIES").

                                    RECITALS

         1. Station and Sahara Las Vegas Corp., a Nevada corporation ("SLVC") have entered into a Purchase and Sale Agreement and Joint Escrow Instructions of even date herewith in connection with the purchase of land located at 1200 West Sunset Road, Las Vegas, Nevada (the "PURCHASE AGREEMENT").

         2. SFHI and SLVC each is a subsidiary of Santa Fe.

         3. It is a condition to the closing of the transaction contemplated under the Purchase Agreement that SFHI and Santa Fe shall have entered into this Agreement.

         4. The Parties desire to enter into this Agreement.

                  In consideration of the mutual promises and covenants set forth in this Agreement and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, SFHI, Santa Fe and Station agree as follows:

         Section 1. RIGHT OF FIRST REFUSAL. SFHI grants to Station a right of first refusal (i) to purchase New Securities (as defined) which SFHI may, from time to time, propose to issue and sell, assign or otherwise transfer subject to the provisions of this SECTION 1 and (ii) to purchase assets and properties to the extent that SFHI proposes to enter into a transaction or series of transactions in which it sells, assigns or otherwise transfers all or a substantial portion of its assets or properties (a "SALE OF ASSETS"). Santa Fe grants to Station a right of first refusal to purchase any outstanding capital stock of SFHI ("OUTSTANDING Equity") that Santa Fe or any of its affiliates proposes to sell, assign or otherwise, directly or indirectly, transfer in any transaction (an "EQUITY SALE"); PROVIDED that a transaction shall not be considered an Equity Sale to the extent that such transaction is accomplished by a sale of all or substantially all of the capital stock of Santa Fe in connection with which no repurchase or similar right to buy back any such capital stock or other assets of Santa Fe or its subsidiaries is retained by the Lowdens (as defined).

                  (a) "NEW SECURITIES" shall mean any capital stock of SFHI and any evidence of indebtedness or other securities convertible into or exchangeable for capital stock of SFHI either immediately or upon the arrival of a specified date or the happening of a


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         specified event; PROVIDED that the term "New Securities" shall not include (i) securities issued in a BONA FIDE sale to purchasers who take for investment purposes to the extent that following such transaction (including any transaction related to or contemplated in connection with such transaction) (A) no "person" (as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934 (the "1934 ACT") ("PERSON") other than the Chris Lowden, David Lowden or Paul Lowden (individually or collectively, the "LOWDENS") becomes a "beneficial owner" (as defined in Rule 13d-3 or Rule 13d-5 of the 1934 Act, except that a person shall be deemed to be a beneficial owner of all securities that such person has the right to acquire, whether such right is exercisable immediately or not) ("BENEFICIAL OWNER" and such ownership, "BENEFICIAL OWNERSHIP"), directly or indirectly of securities representing more than 15% of the combined voting power of, or economic interests in, SFHI's capital stock, (B) no Person Beneficially Owns, directly or indirectly, securities representing more than the percentage of the combined voting power of, or economic interests in, SFHI's capital stock Beneficially Owned directly or indirectly by the Lowdens and
         (C) no Person has the right, directly or indirectly, to appoint directors of SFHI; (ii) securities issued pursuant to the acquisition of another business entity or segment of any such entity by SFHI by merger, purchase of substantially all of the assets or other reorganization by which Santa Fe comes to own, directly or indirectly, more than 50% of the voting power of such entity to the extent that following such issuance (A) no Person other than the Lowdens becomes a Beneficial Owner directly or indirectly of securities representing more than 15% of the combined voting power of, or economic interests in, SFHI's capital stock, (B) no Person Beneficially Owns, directly or indirectly, securities representing more than the percentage of the combined voting power of, or economic interests in, SFHI's capital stock Beneficially Owned directly or indirectly by the Lowdens and (C) no Person has the right, directly or indirectly, to appoint directors of SFHI; (iii) any borrowings, direct or indirect, from financial institutions or other persons by SFHI, including any type of loan or payment evidenced by any type of debt instrument (provided that such borrowings do not include equity features such as warrants, options or other rights to purchase capital stock or conversion or exchange rights for equity with respect to the capital stock of SFHI); (iv) securities issued to employees, consultants, officers or directors of SFHI at not less than fair market value at the time of issuance pursuant to any currently existing stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the board of directors of SFHI; or (v) securities issued in any stock split, stock dividend or stock combination of SFHI.

                  (b) In the event SFHI proposes to undertake an issuance of New Securities or a Sale of Assets or Santa Fe proposes to undertake an Equity Sale, SFHI or Santa Fe, as the case may be, shall give Station written notice ("PROPOSED TRANSACTION NOTICE") of its intention which describes the type of New Securities, the assets being sold in such Sale of Assets (the "ASSETS") or the Equity Sale, the price and the general terms upon which they issuance or sale, as the case may be, shall occur. Station will have 45 days (the "EXERCISE PERIOD") after delivery of any such Proposed Transaction Notice to agree to purchase all or, in the event that the New Securities are offered in tranches, a portion of such New Securities, Outstanding Equity or the Assets for the price and upon the terms specified in such Proposed Transaction Notice by giving written notice to SFHI or Santa Fe, as the


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         case may be, and stating therein the quantity of such New
         Securities, Outstanding Equity or Assets that it will purchase.

                  (c) If Station fails fully to exercise its right of first refusal within the Exercise Period, then SFHI shall have 30 days thereafter to sell, assign or otherwise transfer or enter into an agreement to sell, assign or otherwise transfer (which agreement shall require the sale to be closed within 180 days of the date on which it was entered into by SFHI or Santa Fe, if at all) that portion of the New Securities, Outstanding Equity or Assets with respect to which Station did not exercise its right of first refusal, at a price and on terms identical to those specified in the Proposed Transaction Notice. If SFHI has not sold, assigned or otherwise transferred the New Securities or entered into an agreement to sell, assign or otherwise transfer the New Securities, sold, assigned or otherwise transferred the Assets or entered into an agreement to sell, assign or otherwise transfer the Assets or Santa Fe has not sold, assigned or otherwise transferred the Outstanding Equity or entered into an agreement to sell, assign or otherwise transfer the Outstanding Equity, as the case may be, prior to expiration of the relevant periods noted above, SFHI shall not issue or sell, assign or otherwise transfer any New Securities or conduct a Sale of Assets and Santa Fe shall not sell, assign or otherwise transfer the Outstanding Equity, as the case may be, without first again offering such securities or Assets to Station in the manner set forth above.

         Section 2. NOTICES. All notices, demands or requests required or permitted under this Agreement must be in writing, and shall be made by hand delivery, certified mail, overnight courier service, telex or telecopier to the address, telecopy number or telex number set forth below such Party's name on the signature page hereto, but any party may designate a different address by a notice similarly given to the other Party. Any such notice or communication shall be deemed given when delivered by hand, if delivered on a day other than a Saturday, Sunday or a day on which commercial banks are authorized or required to close in the State of Nevada (a "BUSINESS DAY"), the next Business Day after delivery by hand if delivered by hand on a day that is not a Business Day; four Business Days after being deposited in the United States mail, postage prepaid, return receipt requested, if mailed; on the next Business Day after being deposited for next day delivery with Federal Express or a similar overnight courier; when receipt is acknowledged, if telecopied on a Business Day; and the next Business Day following the day on which receipt is acknowledged if telecopied on a day that is not a Business Day.

         Section 3.        MISCELLANEOUS.

                  (a) EFFECTIVENESS. This Agreement shall be effective at the Closing (as such term is defined in the Purchase Agreement).

                  (b) REPRESENTATIONS. Each individual and entity executing this Agreement hereby personally represents and warrants that he or it has the capacity set forth on the signature pages hereof with full power and authority to bind the party on whose behalf he or it is executing this Agreement to the terms hereof.

                  (c) INTEGRATION. This Agreement is the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements between the


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         parties with respect to the matters contained in this Agreement. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or on behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

                  (d) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto.

                  (e) INTERPRETATION. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section and Paragraph headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement.

                  (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

                  (g) ATTORNEY'S FEES. If any action is brought by either party against the other party, the prevailing party shall be entitled to recover from the other party reasonable attorney's fees, costs and expenses incurred in connection with the prosecution or defense of such action. For purposes of this Agreement, the term "attorney's fees" or "attorney's fees, costs and expenses" shall mean the fees, costs and expenses of counsel to the parties hereto, which may include printing, photostat, duplicating and other expenses, air freight charges and fees billed for law clerks, paralegals and other persons not admitted to the bar but performing services under the supervision of an attorney.

                  (i) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns; provided, however, that neither this Agreement nor any of the rights or obligations of Santa Fe or SFHI hereunder shall be transferred or assigned by Santa Fe or SFHI without the prior written consent of Station.

                  (j) TERM. The term of this Agreement shall be fifteen (15) years.


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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date above first written.

                                    STATION CASINOS, INC.


                                    By:   /s/ Scott M Nielson
                                    Title: Executive Vice President, General
                                    Counsel, Secretary
                                               Address: 2411 West Sahara Avenue
                                               Las Vegas, Nevada  89102
                                               Attn:  Scott M. Nielson
                                               Phone: (702) 221-6613
                                               Fax:   (702) 367-2411



                                    SANTA FE HOTEL, INC.


                                    By:   /s/ Paul W. Lowden
                                    Title:  Chairman of the Board
                                               Address: 4949 North Rancho Drive
                                               Las Vegas, Nevada 89130
                                               Attn:  Paul W. Lowden
                                               Phone: (702) 658-4300
                                               Fax:   (702) 658-4301



                                    SANTA FE GAMING CORPORATION


                                    By:   /s/ Paul W. Lowden
                                    Title: President, Chairman of the Board
                                               Address: 4949 North Rancho Drive
                                               Las Vegas, Nevada 89130
                                               Attn:  Paul W. Lowden
                                               Phone: (702) 658-4300
                                               Fax:   (702) 658-4301


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